SECURITIES AND EXCHANGE COMMISSION
                                  WASHINGTON, DC 20549
                                      __________

                                       FORM S-3


                                REGISTRATION STATEMENT

                                        UNDER

                              THE SECURITIES ACT OF 1933

                         Cortland First Financial Corporation
                (Exact Name of Registrant as Specified in Its Charter)

                                       New York
             (State or Other Jurisdiction of Incorporation or Organization)


                                      16-1276885
                       (I.R.S. Employer Identification Number)

                       65 Main Street, Cortland, New York 13045
                   (Address, Including Zip Code, and Telephone Number, Including Area Code, Area Code, of Agent For Service)

                               Jeffrey B. Andrus, Esq.
                               Hancock & Estabrook, LLP
                                  1500 MONY Tower I
                               Syracuse, New York 13202
                                    (315) 471-3151
           (Name, Address, Including Zip Code, and Telephone Number, Including
                                  Area Code, of Agent For Service)

     Approximate date of commencement of proposed sale to the public:
Pursuant to the terms of the Dividend Reinvestment Plan after the effective date of the Registration Statement

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. X

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or
interest reinvestment plans, check the following box.   _

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
          ____________________

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.    ____________________

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                           CALCULATION OF REGISTRATION FEE

                             Proposed              Proposed
                   Amount    Maximum               Maximum          Amount of
Title of Shares    to be   Aggregate Price         Aggregate      Registration
to be Registered Registered    Per Unit*         Offering Price       Fee
Common Stock
$5.00 par value   100,000 Shares   $52.50          $5,250,000       $1,810.35

* Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based upon the average of the bid and asking price as of December 22, 1995.

































                                             December 27, 1995



Dear Shareholder:

     We are pleased to send you this prospectus describing our Dividend Reinvestment Plan. The purpose of the Plan is to offer certain shareholders of Cortland First Financial Corporation a convenient and inexpensive opportunity to increase their ownership of Cortland First Financial Corporation common stock through reinvestment of dividends on common stock.

     If you elect to participate in the Plan, you will enjoy the following advantages:

        You will pay no brokerage fees, commissions, or service charges for purchases made under the Plan.

        Your dividends will be reinvested quarterly, and you may elect all or part of your dividends to be reinvested.

        Your investment may build upon itself. The dividends on full or fractional shares that are reinvested may generate additional dividend income that will, in turn, be reinvested.

        You will realize the long-term benefits of systematic purchase of stock.

        Your record keeping is simplified through the issuance of statements advising you of your investments after each purchase.

        You will avoid the need for the safekeeping of stock certificates for shares credited to your account under the Plan.

     While we have outlined the highlights of the Plan, the following pages of the prospectus give complete details of the Plan in simple question and answer form. We urge you to read the prospectus carefully, since it should answer most questions you may have about the Plan.

     The Plan is administered by American Stock Transfer & Trust Company as your agent, and all correspondence should be directed to ASTTC, not Cortland First Financial Corporation, at:

American Stock Transfer & Trust Company
Attn:  Dividend Reinvestment
40 Wall Street
New York, NY  10005
(800) 278-4353





















Letter to Shareholders
December 20, 1995
Page Two


     To enroll in the Plan, simply complete the enclosed enrollment form and return it to American Stock Transfer & Trust Company at the above address. If you do not wish to participate in the Plan, you will continue to receive checks or deposits to your checking account for your dividends as they are declared.

     The Board of Directors of Cortland First Financial Corporation wish to take this opportunity to thank you for your continued support and investment in our company.

                                   Sincerely,


                                   David R. Alvord
                                   President








                                      PROSPECTUS

                         CORTLAND FIRST FINANCIAL CORPORATION

                              DIVIDEND REINVESTMENT PLAN

                            100,000 Shares of Common Stock
                                  ($5.00 par value)










               THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
               REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.












                  The date of this Prospectus is December 27, 1995.

     This Prospectus relates to up to 100,000 shares of common stock of Cortland First Financial Corporation ("Cortland" or the "Company") to be issued pursuant to the Dividend Reinvestment Plan (the "Plan"). Such shares may be either authorized and previously unissued shares, authorized and unissued shares from the Company's treasury, authorized shares purchased on the open market or authorized shares purchased in negotiated transactions. It is suggested that this Prospectus be retained for future reference.

     Under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations of the Securities and Exchange Commission (the "Commission"), the solicitation of shareholders of Cortland common stock to participate in the Plan constitutes an offering of Cortland common stock. Cortland has filed with the Commission a registration statement on Form S-3 under the Securities Act (the "Registration Statement") with respect to such offering, and this Prospectus constitutes the prospectus of Cortland filed as part of the Registration Statement.

     No person is authorized to give any information or to make any representation other than those contained or incorporated by reference in this Prospectus and, if given or made, any such information or representation must not be relied upon as having been authorized by Cortland. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in any such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Cortland since the date hereof.





                               AVAILABLE INFORMATION

     Cortland is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports and other information with the Commission. Proxy statements, reports, and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C., 20549, and at the Commissions's Regional Offices located at Room 1204, 219 South Dearborn Street, Chicago, Illinois 60604 and Room 1209, Jacob K. Javits Federal Building, 26 Federal Plaza, New York, New York 10278. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 10549 at prescribed rates. This Prospectus does not contain all information set forth in the Registration Statement on Form S-3, which the Company has filed with the Commission under the Securities Act and to which reference is hereby made.

     Any person to whom a copy of this Prospectus is delivered may obtain without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (unless such documents are specifically incorporated by reference into such documents). Requests for such copies should be directed to Bob Derksen, Treasurer, Cortland First Financial Corporation, 65 Main Street, P.O. Box 5430, Cortland, New York, 13045-5430, Telephone (607) 758-1202.


                                  TABLE OF CONTENTS



THE COMPANY  . . . . . . . . . . . . . . . . . . . . . .   2

DESCRIPTION OF THE PLAN  . . . . . . . . . . . . . . . .   2
     Purpose . . . . . . . . . . . . . . . . . . . . . .   2
     How the Plan Works in General . . . . . . . . . . .   2
     Advantages of the Plan  . . . . . . . . . . . . . .   3
     How to Enroll in the Plan . . . . . . . . . . . . .   3
     Other Useful Information About the Plan . . . . . .   4

TERMS AND CONDITIONS OF THE PLAN . . . . . . . . . . . .   7
     Administration of the Plan  . . . . . . . . . . . .   7
     Eligibility . . . . . . . . . . . . . . . . . . . .   7
     Participation . . . . . . . . . . . . . . . . . . .   8
     Purchases . . . . . . . . . . . . . . . . . . . . .   8
     Reports . . . . . . . . . . . . . . . . . . . . . .   8
     Voting  . . . . . . . . . . . . . . . . . . . . . .   9
     Certificates  . . . . . . . . . . . . . . . . . . .   9
     Costs . . . . . . . . . . . . . . . . . . . . . . .   9
     Withdrawal  . . . . . . . . . . . . . . . . . . . .   9
     Taxes . . . . . . . . . . . . . . . . . . . . . . .  10

USE OF PROCEEDS  . . . . . . . . . . . . . . . . . . . .  10

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE  . . . .  10

INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . .  11

EXPERTS  . . . . . . . . . . . . . . . . . . . . . . . .  12

LEGAL OPINION  . . . . . . . . . . . . . . . . . . . . .  12

























Page 1





                                   THE COMPANY

     Cortland First Financial Corporation is a one-bank holding company formed in 1986. Its only subsidiary and operating entity is First National Bank of Cortland, chartered in 1869. First National Bank of Cortland is an independent bank delivering financial services from its offices in Cortland, Cortlandville, Marathon, McGraw, Cincinnatus, Tully and Whitney Point.

     The principal executive offices of the Company are located at 65 Main Street, P.O. Box 5430, Cortland, New York, 13045-5430. Telephone: (607) 756-2831.

                               DESCRIPTION OF THE PLAN

     The Plan will continue until terminated by the Company's board of directors, in its sole discretion.

 Purpose

     The purpose of the Plan is to offer certain shareholders of Cortland a convenient and inexpensive opportunity to increase their ownership of Cortland common stock through reinvestment of dividends on common stock. The Company absorbs all transaction costs and administrative expenses incurred in connection with the purchases and recordkeeping of share ownership, thereby reducing the costs to participants of purchasing and owning shares.

 How the Plan Works in General

     Participation in the Plan is entirely voluntary. You may, by providing written notice on the prescribed form, join or withdraw at any time and, as long as the Plan continues, as often as you wish.

     If you own Cortland common stock you may enroll in the Plan to have dividends you are entitled to receive automatically reinvested in Cortland common stock. The Plan is operated and administered by American Stock Transfer & Trust Company ("ASTC" or the "Agent"), which will be your Agent under the Plan. ASTC will maintain an account for you under the Plan and will receive all dividends on Cortland stock held of record by you or held by ASTC under the Plan. The dividends will then be applied to the purchase of Cortland common stock at the market price in the over-the-counter market, in negotiated transactions or from the Company. Cortland reserves the right to direct ASTC to purchase stock from any of the foregoing sources. You may elect to continue to receive cash dividends on a portion of your shares under the Partial Dividend Reinvestment option.

     In the event that the accumulation of all funds in your account is insufficient to purchase a full share of stock, a fraction of a share will be credited to your account. Fractional shares will earn dividends and receive other benefits of full shares on a pro-rata basis.













Page 2



     Full shares purchased through the Plan can be held for you by ASTC or, upon your written request, ASTC will issue a stock certificate for any full share you acquire. There is no charge for either service under the Plan.

     ASTC will send you a confirmation statement of transactions on your account soon after reinvestment is completed. You will also receive proxy materials for purposes of giving ASTC direction as to how to vote your shares of common stock, and for tax purposes, an annual statement of dividends.

 Advantages of the Plan

     You will receive certain benefits by joining the Plan, including the following:

     (1) Reduced costs of investment. By purchasing additional shares of the Company's common stock through the Plan, your costs are significantly reduced. There are no administrative or service charges under the Plan, and the Company will absorb any additional costs of Plan transactions, including brokerage commissions.

     (2) Increased equity. A participant's equity in the Company will increase with each dividend payment thereby generating additional dividend income to be reinvested.

     (3) Simplified recordkeeping. Quarterly statements at the completion of each investment transaction are provided by ASTC to inform you of your investment and accumulated holdings as they occur.

     (4) Voting control of equity interest. You will retain the power to have all shares of Cortland common stock held for your account under the Plan voted in accordance with your directions.

 How to Enroll in the Plan

     Simply complete the enclosed Authorization Form and mail it to ASTC as your agent at 40 Wall Street, New York, New York, 10005. You may also obtain additional Authorization Forms from ASTC at any time. Participation will begin with the next dividend payment, provided your authorization is received at least fifteen (15) business days before the record date for that dividend. Should your authorization be received after that date, it will be necessary to delay your participation until the following dividend.

     Your participation in the Plan is governed by the specific terms and conditions of the Plan set forth in the section of this Prospectus entitled "TERMS AND CONDITIONS OF THE PLAN." The following information should be helpful to answer questions you may have about how those terms and conditions of participating affect your investment.

Page 3

Other Useful Information About the Plan

Who is eligible to participate in the Plan?

     Holders of record of Cortland common stock may participate in either of the Plan's investment options listed on the Authorization Form. If you are a beneficial owner of shares registered in another name, such as a broker or bank nominee who holds the shares for you, you should arrange with your broker or bank nominee to have those shares registered in your name.

     The Company will make reasonable efforts to comply with securities laws of all states in the United States in which record holders reside. However, no person will be offered any shares of common stock pursuant to the Plan if such person resides in a state of the United States with respect to which one or more of the following apply: (1) a small number of record holders reside in such state; (2) the Company or any of its officers or directors are not registered as a broker, dealer, salesman or selling agent in such state and the offer or sale of shares of common stock to such holders would require the Company or its officers or directors to so register; (3) common stock of the Company is not registered or otherwise qualified for sale in such state and the laws of such state require the registration or the qualification for sale of such shares; or (4) the registration or qualification of the shares of the Company's stock in such state would, in the Company's judgment, be impracticable or unduly burdensome for reasons of cost or otherwise.

What does the Authorization Form provide?

     The Authorization Form allows you to select from the Plan's investment options and directs your Agent to reinvest dividends you receive accordingly. The investment options are:

     (a) Full Dividend Reinvestment directs ASTC to reinvest in Cortland common stock, in accordance with the Plan, dividends on all shares of common stock then or subsequently registered in your name.

     (b) Partial Dividend Reinvestment directs ASTC to reinvest in Cortland common stock, in accordance with the Plan, cash dividends on only that number of shares of common stock registered in your name as designated by you.

     Under either option selected, all shares you place under the Plan and all shares purchased for your account under the Plan with reinvested dividends will be subject to dividend reinvestment under the Plan automatically, unless and until any such shares are withdrawn from the Plan.

How may I change investment options?

     You may change investment options by submitting a new Authorization Form to ASTC with your new selection. Authorization Forms may be submitted to ASTC at any time, but must be received by the Agent at least 15 days prior to any record date for the declaration of dividends to be effective for that dividend.

How will shares be purchased under the Plan?
    The Agent will use funds from cash dividends to acquire shares of Cortland common stock in one of three ways, as directed by Cortland: (1) purchase newly issued shares or treasury shares from the Company; (2) purchase outstanding shares being traded in the open market; or (3) purchase shares in negotiated transactions. The Agent may also use any combination of these methods, as directed by Cortland.

What will be the price of the shares purchased under the Plan?

     The price of newly issued shares or treasury shares from Cortland will be the average of the mean between the bid and asked price for the shares in the over-the-counter market at the close of trading for the five business days ending on the date of purchase. The price of shares purchased in the over-the-counter market will be the actual price which prevails in the market at the time the purchase is made. The price of shares acquired as the result of negotiated transactions will be the price reached by agreement between the sellers and the Agent.

Will the Agent purchase additional shares for me before the next dividend payment date?

     Yes. Normally, on the first business day of any non-dividend paying month the Agent will make purchases of shares for you as part of a purchase transaction with funds from dividends of all Plan participants.

How do I keep track of the purchases made for me?

     Quarterly, the Agent will send you a statement showing all the pertinent details of the current transactions and the number of full and fractional shares in your account.

Can I deposit shares registered in my name into my dividend reinvestment account?

     Yes, but common stock certificates only. We encourage you to deposit with the Agent your certificates representing common shares to be reinvested under the Plan. Your shares will then be protected against loss, theft, or damage and the account statement will be a complete summary of your investment.

Can I withdraw shares held in my dividend reinvestment account?

     Yes. Upon your written request, the Agent will issue you a certificate for one or more full shares in your account. A fractional share cannot be withdrawn unless you are completely terminating your participation, in which event the value of the fractional share will be paid in cash.

May I terminate my participation in the Plan at any time?

     Yes. Enrollment is optional and you may terminate at any time by notifying the Agent by mail 15 days before the next dividend record date. Thereafter, cash dividends will be mailed directly to you. Upon termination, the Agent will issue you a certificate for the full shares in your account and a check for any fractional share at the then current market price. If you like, the Agent will sell your full shares and send you a check for the proceeds, less brokerage commissions, if any, and applicable taxes.

Are my dividends taxable?

     Yes. Dividends received are taxable for federal income tax purposes just as if you had received them in cash and may be taxable in those states having a personal income tax. Brokerage commissions and service fees paid on behalf of your account are also deemed taxable income and will be reported by the Agent to the IRS as such. Also for tax purposes, purchases of shares through this Plan provide the long range benefits of dollar-cost averaging.

To whom do I write concerning the Plan?

     The Plan is administered by ASTC as your agent, and all correspondence should be directed to ASTC, not Cortland at:

            American Stock Transfer & Trust Company
              Attn: Dividend Reinvestment
            40 Wall Street
            New York, New York  10005

     The following section contains the specific terms and conditions of the Plan. You should read it carefully, because it sets forth the requirements of how the Plan is administered.


                           TERMS AND CONDITIONS OF THE PLAN

Administration of the Plan

     American Stock Transfer and Trust Company ("ASTC" or the "Agent"), as agent, will administer the Plan in accordance with its terms and the written instructions of the participant. The Company reserves the right to modify, suspend, or terminate the Plan or any administrative procedures in effect at any time as it deems desirable or appropriate. The Agent agrees to notify all participants of any modifications that affect the participants.

     Neither the Agent nor the Company can assure a profit or protect against a loss on shares purchased by or for participants under the Plan. The Plan does not represent a guaranty of future dividends, which will continue to depend upon the Company's earnings, financial requirements, and other factors.

     Neither the Agent nor the Company nor their respective employees will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of the failure of the participant to terminate his or her account, the prices at which shares are purchased, the times at which shares are purchased, or suspension of purchases due to governmental regulations.

     The Company reserves the right, acting in good faith, to interpret and regulate the Plan as it deems necessary or appropriate for the Plan's operation.

Eligibility

     Any holder of record of Cortland common stock may participate, unless such holder of record resides in a state of the United States with respect to which one or more of the following apply: (1) a small number of record holders reside in such state; (2) the Company or any of its officers or directors are not registered as a broker, dealer, salesman or selling agent in such state and the offer or sale of shares of common stock to such holders would require the company or its officers or directors to so register; (3) common stock of the Company is not registered or otherwise qualified for sale in such state and the laws of such state require the registration or the qualification for sale of such shares; or (4) the registration or qualification of the shares of the Company's stock in such state would, in the Company's judgment, be impracticable or unduly burdensome for reasons of cost or otherwise. Shares held in the name of a broker or nominees do not qualify as shares held by an individual for purposes of the Plan. Shares held by a broker or nominee must be transferred to the name of the individual participant if those shares are to be part of the Plan.

Participation

     The participant may select either of the two investment options described on the Authorization Form, but only one. If the participant wishes to change options, a new Authorization Form should be submitted to the Agent. Any Authorization Form that is not received prior to 15 days before the dividend record date cannot be effective until the following dividend.

Purchases

     The Agent will apply cash dividends in accordance with participant's written instructions. The full amount of cash dividends on shares subject to the Plan will be applied toward the purchase of shares for the account of the participant promptly after receipt, but no later than 30 days after the date of the dividend or receipt of payment. All full and fractional shares will be credited to the participant's account upon purchase. Fractional shares will be computed to three decimal places.

     Shares will be acquired from (1) the Company as newly issued shares or treasury shares, (2) open market transactions, or (3) negotiated transactions, at the direction of the Company in the Company's sole discretion. The price of newly issued shares or treasury shares from Cortland will be the average of the mean between the bid and asked price for the shares in the over-the-counter market at the close of trading for the five business days ending on the date of purchase. The price of shares purchased in the over-the-counter market will be the actual price which prevails in the market at the time the purchase is made. The price of shares acquired as the result of negotiated transactions will be the price reached by agreement between the sellers and the Agent.

     Unless shares are withdrawn from the Plan, all shares held in the participants' account will earn dividends that will be reinvested in accordance with the Plan.

Reports

     The Agent will confirm purchases in quarterly statements that show all details of transactions during the prior quarter, including the number of full and fractional shares in the participant's account.

     Any stock dividends or split shares distributed by Cortland with respect to shares held for the participant will be credited to the participant's account and recorded on the participant's quarterly statement for the quarter during which such dividend or share split occurred.

Voting

     The Agent will vote all full shares that it holds for a participant in accordance with the proxy returned to Cortland by the participant. If the participant deposits share certificates with the Agent, the Agent shall send to the participant the same communications sent to all other holders of shares, including the Cortland Annual Report to Shareholders and annual meeting proxy materials.

Certificates

     Certificates for shares of common stock purchased through the Plan will not be issued to the participant unless requested in writing, or until the account is terminated. No certificates will be issued for fractional shares, and fractional shares may be redeemed by the participant in cash only upon withdrawal from the Plan.

Costs

      All costs of administration of the Plan will be paid by Cortland, including any brokerage fees or commissions. No administrative or service charges are imposed for participation in the Plan. If the participant withdraws from the Plan and instructs the Agent to sell the shares then owned, the Agent will deduct brokerage fees, commissions or any applicable transfer taxes from the proceeds.

Withdrawal

     The participant may withdraw all or part of the participant's shares from the Plan at any time, by written request, to the Agent at:

          American Stock Transfer & Trust Company, Agent
          Attn: Dividend Reinvestment
          40 Wall Street
          New York, New York  10005
          1-800-278-4353

Written notice of withdrawal must be received no later than 15 days before the next dividend record date to be effective for the purposes of that dividend. In the event written notice isr received less than 15 days before the next dividend, the withdrawal will be effective with the dividend following the next dividend date. Upon withdrawal, participant may request that the Agent sell the participant's full shares as soon as practicable following notice of termination and send the participant a check representing the proceeds, together with the proceeds of sales from any fractional share adjusted at the then current market price, less brokerage commissions and any applicable taxes. If the participant does not instruct the Agent to sell shares, the Agent will, upon termination of the participant's account, send the participant a certificate for full shares in the participant's account and a check in the amount equal to the then current market value of any fractional share.

     Withdrawal of less than all the participant's shares under the Plan will be treated as a withdrawal described above only with respect to the shares designated by the participant for withdrawal.

     After full withdrawal from the Plan, an eligible shareholder may rejoin the Plan at any time. After partial withdrawal, shares withdrawn may be placed back into the Plan at any time. In both cases, if the new
Authorization Form is received later than 15 days prior to the dividend record date, it will not be effective until the following dividend.

Taxes

     Dividends which are reinvested are subject to federal and state income
taxes just as if participant had received cash dividends.   Under current
Internal Revenue Service policy, a pro-rata share of any brokerage commissions and service fees paid on behalf of the participant's account are also taxable income and will be reported as such by the Agent to the Internal Revenue Service. The Agent will mail reports to participants containing necessary information for federal income tax reporting purposes.

     Participants should consult their own tax advisors concerning the tax consequences of participating in the Plan, the applicability of state and local taxes, and records which should be maintained in connection with the tax basis of shares acquired through the Plan.

                                   USE OF PROCEEDS

     In the event that shares of common stock under the Plan are acquired from the Company, the net proceeds from such sales will be added to the Company's treasury and will be used for general corporate purposes.



                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission (File No. 0-15366) pursuant to the Exchange Act are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1994, and any amendments thereto.

     (b) The Company's Quarterly Reports on Form 10-Q and any amendments thereto for the quarters ended March 31, June 30 and September 30, 1995.

     (c) Description of the Common Stock of the Company contained in the Company's Registration Statement on Form 8-A (Registration No.0-15366), including any amendments or reports filed for the purpose of updating such description.

      All other documents filed by the Company with the Commission pursuant to
Section 13(a), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of common stock offered pursuant to the Plan described herein shall be deemed to be incorporated by reference herein and to be a part of this Prospectus from the date of filing of such documents.

                                   INDEMNIFICATION

     Under the New York Business Corporation Law, the Company may extend indemnification to directors and officers beyond that provided by law to include any indemnification pursuant to agreements, resolutions of the board of directors, resolutions of the shareholders, bylaws, or provisions of the Certificate of Incorporation, provided the Bylaws or Certificate of Incorporation of the Company expressly permits such broad indemnification.
The Bylaws do contain appropriate provisions to enable Cortland to indemnify its directors and officers to the broadest extent possible, and requires Cortland to indemnify its directors and officers to the fullest extent authorized by law and further to the extent permitted by applicable law, pursuant to a resolution of the shareholders or directors, an agreement for indemnification, any Bylaw, any other law or otherwise. In addition to indemnification, any such indemnified person shall be entitled to the payment of expenses incurred in defending any legal action or proceeding in advance of a final decision on the merits. The statutory provisions applicable to indemnification, however, prohibit any such indemnification, by law or otherwise, to a director or officer if a final adjudication establishes that the acts of the director or officer were committed in bad faith, were a result of active and deliberate dishonesty and were material, or that the director or officer derived a personal gain to which the person was not entitled.

     The statutory authority regarding indemnification applicable to directors and officers contains no reference to indemnification of employees, which is left to the discretion of the Company. The Bylaws of Cortland authorize indemnification of employees and other personnel to the fullest extent permitted by law, but do not require such indemnification as is the case for directors and officers.

      The Bylaws of Cortland further authorize the board of directors, in its discretion, to purchase liability insurance for the indemnification of directors, officers, or employees. Accordingly, as authorized by the New York State Business Corporation Law and the Bylaws, the Company has obtained insurance from Aetna Casualty Company insuring Cortland and its subsidiaries against any obligation that occurs as a result of its indemnification of directors, officers, or other employees, and insuring such persons for liabilities for which they may not be indemnified by Cortland. The insurance policy is renewable, expiring on January 25 of each calendar year, at the current annual premium of $8,900. The coverage limit is $1,000,000. As of this date, no sums have been paid to Cortland, any subsidiary, or any directors or officers under this policy.

     Insofar as indemnification of or liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company, Cortland has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                                     EXPERTS

     The consolidated financial statements of Cortland First Financial Corporation and subsidiaries as of December 31, 1994 and December 31, 1993, and for each of the years in the three-year period ended December 31, 1994, included in the 1994 Annual Report on Form 10-K, incorporated by reference into this Prospectus, have been incorporated by reference herein and in the Registration Statement of which this Prospectus is a part in reliance upon the report of Coopers & Lybrand, independent auditors, included in the Annual Report on Form 10-K and incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

                                    LEGAL OPINION

     The validity of the issuance of any original issue shares of common stock offered hereby will be passed upon for Cortland by the law firm of Hancock & Estabrook, LLP, Syracuse, New York.

PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS


          Item 14.  Other expenses of Insurance and Distribution.


                    Registration Fee            $ 1,810
                    Printing Expenses               750
                    Legal Fees and Expenses      10,000

                              Total             $12,560

          Item 15.  Indemnification of Directors and Officers.

     Under the New York Business Corporation Law, the Company may extend indemnification to directors and officers beyond that provided by law to include any indemnification pursuant to agreements, resolutions of the board of directors, resolutions of the shareholders, bylaws, or provisions of the Certificate of Incorporation, provided the Bylaws or Certificate of Incorporation of the Company expressly permits such broad indemnification.
The Bylaws do contain appropriate provisions to enable Cortland to indemnify its directors and officers to the broadest extent possible, and requires Cortland to indemnify its directors and officers to the fullest extent authorized by law and further to the extent permitted by applicable law, pursuant to a resolution of the shareholders or directors, an agreement for indemnification, any Bylaw, any other law or otherwise. In addition to indemnification, any such indemnified person shall be entitled to the payment of expenses incurred in defending any legal action or proceeding in advance of a final decision on the merits. The statutory provisions applicable to indemnification, however, prohibit any such indemnification, by law or otherwise, to a director or officer if a final adjudication establishes that the acts of the director or officer were committed in bad faith, were a result of active and deliberate dishonesty and were material, or that the director or officer derived a personal gain to which the person was not entitled.

     The statutory authority regarding indemnification applicable to directors and officers contains no reference to indemnification of employees, which is left to the discretion ofthe Company. The Bylaws of Cortland authorize indemnification of employees and other personnel to the fullest extent permitted by law, but do not require such indemnification as is the case for directors and officers.

     The Bylaws of Cortland further authorize the board of directors, in its discretion, to purchase liability insurance for the indemnification of directors, officers, or employees. Accordingly, as authorized by the New York State Business Corporation Law and the Bylaws, the Company has obtained insurance from Aetna Casualty Company insuring Cortland and its subsidiaries against any obligation that occurs as a result of its indemnification of directors, officers, or other employees, and insuring such persons for liabilities for which they may not be indemnified by Cortland. The insurance policy is renewable, expiring on January 25 of each calendar year, at the current annual premium of $8,900. The coverage limit is $1,000,000. As of this date, no sums have been paid to Cortland, any subsidiary, or any directors or officers under this policy.

     Insofar as indemnification of or liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company, Cortland has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

          Item 16.  Exhibits.

               5. Opinion and consent of Hancock & Estabrook, LLP with respect to securities being registered.

               23. Consent of Coopers & Lybrand, LLP, independent auditors.

          Item 17.  Undertakings.

               (a)  The undersigned Registrant hereby undertakes:

                    (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                         (i)  to include any prospectus required by section
                          10(a)(3) of the Securities Act of 1933;

                         (ii) to reflect in the prospectus any facts or
                          events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                         (iii) to include any material information with
                          respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

              Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) to not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                    (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement
Page 14

              relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c)  Insofar as indemnification for liabilities arising
              under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.










Page 15

                              SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cortland, State of New York on December 27, 1995.

                                   CORTLAND FIRST FINANCIAL CORPORATION

                                   By
                                    David R. Alvord, President


                                   By
                                    Bob Derksen, Treasurer

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



 David R. Alvord, President, Director               Date:  12/27/95


 Mary Alice Bellardini, Director                    Date: 12/27/95


 John H. Buck, Director                             Date: 12/27/95


 Robert M. Lovell, Director                         Date: 12/27/95


 Harry D. Newcomb, Director                         Date: 12/27/95


 Richard J. Shay, Director                          Date: 12/27/95


 Charles H. Spaulding, Director                     Date: 12/27/95


 David J. Taylor, Director                          Date: 12/27/95